UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2009

Enable Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50995	52-2372260
(Commission File Number)	(IRS Employer
Identification No.)
1140 W. Thorndale Avenue Itasca, Illinois 60143-1335
(Address of Principal Executive Offices) (Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry Into a Material Definitive Agreement

Resignation of Chief Executive Officer

Effective December 22, 2009, Jeffrey D. Hoffman resigned as the Chief Executive Officer of Enable Holdings, Inc. (the “Company”) to pursue new business opportunities.  Mr. Hoffman also resigned as a member of the Board of Directors of the Company and as an officer and director of any affiliates of the Company in which he held such positions.

In connection with such resignation, Mr. Hoffman has entered into a Separation Agreement and Release dated December 22, 2009 (the “Separation Agreement and Release”), with the Company that, subject to the terms and conditions thereof, provides for the lump sum payment to Mr. Hoffman of $50,000.  In addition, for three months, the Company will pay Mr. Hoffman’s applicable medical and dental insurance premiums to continue his medical and dental insurance benefits in the same manner that such benefits were in effect immediately prior to Mr. Hoffman’s resignation.  As part of the Separation Agreement and Release, Mr. Hoffman has agreed to release the Company and certain related parties, including the Company’s officers, directors, stockholders and employees from all claims and liabilities under federal and state laws arising prior to the date of the Separation Agreement and Release.  Mr. Hoffman has further agreed to keep confidential and proprietary information of the Company in confidence and agreed that the release or disclosure of any confidential or proprietary information will cause the Company irreparable injury.

Pursuant to the Separation Agreement and Release, Mr. Hoffman agreed to the cancellation of 600,000 currently exercisable stock option issued to him in September 21, 2007 and an aggregate of 403,125 warrants held by him.

The Separation Agreement and Release is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.1 above for information regarding Mr. Hoffman’s resignation as the Company’s Chief Executive Officer.

Election of New Interim Chief Executive Officer.

Effective December 22, 2009, the Company’s Board of Directors elected Timothy E. Takesue Interim Chief Executive Officer of the Company.  Mr. Takesue had been serving as the Company’s Executive Vice President of Account Management.  The Company and Mr. Takesue anticipate that Mr. Takesue’s service as Interim Chief Executive Officer will be on a short-term basis as the Company identifies and engages a replacement Chief Executive Officer.  The Company and its Board of Directors is in the process of identifying and interviewing replacement Chief Executive Officer candidates.

Upon the Company’s engagement of a replacement Chief Executive Officer, Mr. Takesue will return to his position as the Company’s Executive Vice President of Account Management.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits:

	10.1	Separation and Release Agreement between the Company and Jeffrey D. Hoffman dated December 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 29, 2009

ENABLE HOLDINGS, INC.

By	/s/ Miguel A. Martinez, Jr.
Miguel A. Martinez, Jr.
Chief Financial Officer